Amendment dated as of February 11, 1994, to the Amended and Restated Agreement dated as of October 1, 1985 and restated as of June 23, 1989 (the "Agreement") between Paramount
  Communications Inc. (the "Company") and Martin S. Davis (the
  "Executive").

                WHEREAS, the Executive is employed pursuant to the Agreement and was granted thereunder restricted shares of Paramount common stock (the "Shares");

                WHEREAS, the Shares are subject to transfer restrictions set forth in the Agreement which will prevent the Executive from tendering such Shares to Viacom Inc. ("Viacom") pursuant to its currently outstanding tender offer for approximately 51% of the Company's common stock;

                WHEREAS, the Company and the Executive wish to remove these transfer restrictions but only to the extent required to permit Executive to tender his Shares to, and only with respect to those Shares purchased for cash by, Viacom pursuant to such offer;

                NOW, THEREFORE, the Company and the Executive agree that Section 11.2(b) of the Agreement shall be amended by adding the following provisions at the end thereof:

       Notwithstanding the foregoing, Shares may be tendered by Executive to Viacom Inc. ("Viacom") pursuant to its tender offer, instituted prior to February 11, 1994, for approximately 51% of the Shares of Company Common Stock for cash; provided that any Shares not purchased by Viacom for cash shall remain subject to the restrictions and other terms and conditions set forth in this Agreement and any cash received in exchange for Shares pursuant to such tender offer shall be free of all restrictions.

                IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and the Executive has executed this Amendment as of the date first above written.

                                     PARAMOUNT COMMUNICATIONS INC.

                                     By:
                                        ---------------------------


                                        ---------------------------
                                        Martin S. Davis

                Amendment dated as of February 11, 1994, to the Amended and Restated Agreement dated as of October 1, 1985 and restated as of June 23, 1989 (the "Agreement") between Paramount
  Communications Inc. (the "Company") and Donald Oresman (the
  "Executive").

                WHEREAS, the Executive is employed pursuant to the Agreement and was granted thereunder restricted shares of Paramount common stock (the "Shares");

                WHEREAS, the Shares are subject to transfer restrictions set forth in the Agreement which will prevent the Executive from tendering such Shares to Viacom Inc. ("Viacom") pursuant to its currently outstanding tender offer for approximately 51% of the Company's common stock;

                WHEREAS, the Company and the Executive wish to remove these transfer restrictions but only to the extent required to permit Executive to tender his Shares to, and only with respect to those Shares purchased for cash by, Viacom pursuant to such offer;

                NOW, THEREFORE, the Company and the Executive agree that Section 10.2(b) of the Agreement shall be amended by adding the following provisions at the end thereof:

       Notwithstanding the foregoing, Shares may be tendered by Executive to Viacom Inc. ("Viacom") pursuant to its tender offer, instituted prior to February 11, 1994, for approximately 51% of the Shares of Company common stock for cash; provided that any Shares not purchased by Viacom for cash shall remain subject to the restrictions and other terms and conditions set forth in this Agreement and any cash received in exchange for Shares pursuant to such tender offer shall be free of all restrictions.

                IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and the Executive has executed this Amendment as of the date first above written.

                                     PARAMOUNT COMMUNICATIONS INC.

                                     By:
                                        ---------------------------


                                        ---------------------------
                                        Donald Oresman

                Amendment dated as of February 11, 1994, to the Agreement dated as of January 12, 1993 (the "Agreement") between Paramount Communications Inc. (the "Company") and Ronald L.
  Nelson (the "Executive").

                WHEREAS, the Executive is employed pursuant to the Amended and Restated Agreement dated as of November 17, 1987 and restated as of June 23, 1989, as modified by an Amendment dated as of December 21, 1992 (the "Amendment");

                WHEREAS, pursuant to the Agreement, the Executive was granted restricted shares of Paramount common stock (the
  "Shares") in consideration for the extension of his employment term as set forth in the Amendment;

                WHEREAS, the Shares are subject to transfer restrictions set forth in the Agreement which will prevent the Executive from tendering such Shares to Viacom Inc. ("Viacom") pursuant to its currently outstanding tender offer for approximately 51% of the Company's common stock;

                WHEREAS, the Company and the Executive wish to remove these transfer restrictions but only to the extent required to permit Executive to tender his Shares to, and only with respect to those Shares purchased for cash by, Viacom pursuant to such offer;

                NOW, THEREFORE, the Company and the Executive agree that Section 1.2(b) of the Agreement shall be amended by adding the following provisions at the end thereof:

       Notwithstanding the foregoing, Shares may be tendered by Executive to Viacom Inc. ("Viacom") pursuant to its tender offer, instituted prior to February 11, 1994, for approximately 51% of the Shares of Company common stock for cash; provided that any Shares not purchased by Viacom for cash shall remain subject to the restrictions and other terms and conditions set forth in this Agreement and any cash received in exchange for Shares pursuant to such tender offer shall be free of all restrictions.

                IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and the Executive has executed this Amendment as of the date first above written.

                                     PARAMOUNT COMMUNICATIONS INC.

                                     By:
                                        ---------------------------


                                        ---------------------------
                                        Ronald L. Nelson